POWER OF ATTORNEY

Known all by these present, that the undersigned hereby revokes all prior powers of attorney and constitutes and appoints each of Jane K. Storero, Kevin C. Fitzgerald, and David M. Velazquez, signing singly, the undersigned’s true and lawful attorney-in-fact to:

(1)

apply for Form ID electronically, authorizing the electronic filing of Forms 3, 4, and 5;

(2)

execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Pepco Holdings, Inc. (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) and the rules thereunder;

(3)

execute for and on behalf of the undersigned Form 144 in accordance with the Securities Act of 1933 (the “1933 Act”) and the rules and regulations thereunder;

(4)

do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such form, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(5)

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with any provision of the 1933 Act, the 1934 Act, or the rules and regulations promulgated under such acts.

This Power of Attorney shall remain in full force and effect until the 30th day after the Closing of the Merger, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Amended and Restated Agreement and Plan of Merger among the Company, Exelon Corporation and Purple Acquisition Corp., dated as of July 18, 2014.

Signed this 16th day of June, 2015.

/s/ LAWRENCE C. NUSSDORF

Signature

Lawrence C. Nussdorf

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